Promissory Demand Note

InnSuites Hospitality Trust and its subsidiary RRF Limited Partnership (the "Borrower") promises to pay to the order of Guy C. Hayden, III (the "Lender") the sum of Four Hundred Thousand Dollars ($400,000.00), together with interest thereon at the rate of 7.0 % per annum on the unpaid balance.

This Note is executed in return for the following extension of credit from the Lender to the Borrower:

The Borrower and Lender agree that this Note shall automatically govern any future extension of credit, in any form, from the Lender to the Borrower, if such future extension of credit expressly states that it is subject to this Note.

Interest only payments shall be made monthly and are due on the first of the month and is late on the 15th of each month. The principal shall be payable On Demand or payable on February 15, 2018, whichever occurs first. The Lender and Borrower agree that no collateral will be provided for this loan and is unsecured.

All payments shall be first applied to interest and late charges, and the balance to principal, if any. This note may be prepaid, at any time, in whole or in part, without penalty. This note shall be at the option of any holder thereof immediately due and payable, in whole or in part, upon the occurrence of any of the following: Failure to make any payment due hereunder within on or before 15 days after the due date; breach of any condition of any agreement, upon the dissolution or liquidation of the undersigned, upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

In the event this note shall not be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within fifteen (15) days of the due date shall be subject to a late charge of 4% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Arizona.

The Borrower may prepay this Note in whole or in part without penalty. In the event any payment due hereunder is not paid when due, the entire balance shall be immediately due and payable upon demand of the holder. Upon default, the undersigned shall pay all reasonable attorney fees and costs necessary for the collection of this Note.

Signed under seal this 29th day of December, 2014.

JWM CEO

______________________ ______________________

InnSuites Hospitality Trust, Borrower Guy C. Hayden, III, Lender

by James Wirth, CEO

RRF Limited Partnership

by InnSuites Hospitality Trust, General Partner

JWM CEO

____

by James Wirth, CEO